Exhibit 10.2

Stock Option Agreement for Annual Stock Options under

The Estée Lauder Companies Inc.

Amended and Restated Non-Employee Director Share Incentive Plan

This STOCK OPTION AGREEMENT provides for the granting of Stock Options ("Options") by The Estēe Lauder Companies Inc., a Delaware corporation (the "Company"),  to the participant, a Non-Employee Director of the Company (a "Non-Employee Director''), to purchase shares of the Company's Class A Common Stock, par value $0.01 (the "Shares"), on the terms and subject to the conditions hereinafter provided.  The Stock Options described herein are being granted pursuant to Section 6 of the Company’s Amended and Restated Non-Employee Director Share Incentive Plan, as may be amended or restated from time to time (the "Plan") and are subject in all respects to the provisions of the Plan.  The Stock Options granted hereunder are not Incentive Stock Options (as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code")).  This Stock Option Agreement incorporates and is subject to all terms, conditions, limitations and restrictions contained in the Plan, which shall be controlling in the event of any conflicting or inconsistent provisions.  Capitalized terms not defined herein shall have the meanings ascribed thereto in the Plan.

The name of the "Non-Employee Director," the "Grant Date," the aggregate number of Shares that may be purchased pursuant to this agreement, and the "Exercise Price" per Share are stated in the attached "Notice of Grant," and incorporated herein by reference. The other terms and conditions of the Options are stated in this agreement and in the Plan.

1.   Payment of Exercise Price. The Company will provide and communicate to the Non- Employee Director various methods of exercise.  These methods may include the ability to receive Shares of Class A Common Stock of the Company or cash at exercise.  To facilitate exercise, the Company may enter into agreements for coordinated procedures with one or more brokerage firms or financial institutions.

2.   Exercise Period.

(i) General. Each Stock Option granted to a Non-Employee Director hereunder shall become exercisable beginning on the first anniversary of the date of grant provided that the Non-Employee Director continues to serve as a director of the Company on such anniversary date; provided, however, any such Stock Option granted to a Non-Employee Director shall become immediately exercisable in the event of (A) a Change in Control of the Company or (B) the death of the Non-Employee Director.  Each Stock Option shall terminate on the tenth anniversary of the date of grant unless terminated earlier pursuant to the Plan.  If a Non-Employee Director ceases to serve as a director of the Company for any reason other than as a result of a Change in Control or his or her death, each Stock Option granted to such person less than one year prior to cessation of service shall immediately terminate and become null and void upon such cessation of service.

(ii)  Termination of Directorship. If a Non-Employee Director ceases to serve as a director of the Company, any exercisable outstanding Stock Option previously granted to such Non-Employee Director shall, to the extent not theretofore exercised, remain exercisable at any time up to and including a date that is five years after the date of such cessation of service, at which time such Stock Option shall terminate and become null and void; provided, however, that no Stock Option shall be exercisable later than ten years after the date of grant and provided, further, however, if the service of a Non-Employee Director ceases by reason other than (A) death, (B) disability (as described in Section 22(e)(3) of the Code), (C) voluntary retirement from service as a director of the Company, or (D) the failure of the Company to nominate for re- election such Non-Employee Director who is otherwise eligible, unless such failure to nominate for re- election is due to any act of (1) fraud or intentional misrepresentation or (2) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any subsidiary, in which case such Stock Option shall immediately terminate and become null and void.

3.  Post-Directorship Exercises. The exercise of any Stock Option after a Non-Employee Director ceases to serve as a director shall be subject to satisfaction of the conditions precedent that the former Non-Employee Director neither (i) competes with, or takes employment with or renders services as a director or in any other capacity to a competitor of, the Company, its subsidiaries or affiliates without the written consent of the Company, nor (ii) conducts himself or herself in a manner adversely affecting the Company.   If a Stock Option shall be exercised  by the legal or personal representative of a deceased  Non- Employee Director  or former Non-Employee Director, or by a person who acquired  a Stock Option granted hereunder  by bequest or inheritance or by reason of the death of any Non-Employee Director  or former Non-Employee Director,  written notice of such exercise shall be accompanied by a certified  copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Stock Option.

4.  Withholding. All payments or distributions made hereunder of Shares covered by Stock Options shall be net of any amounts required to be withheld pursuant to applicable federal, national, state and local tax withholding requirements imposed by each taxing authority having jurisdiction. The Company may require the Non-Employee Director to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Shares.  The Company  may, in its discretion  and subject  to such rules as it may adopt (including  any as may be required to satisfy applicable  tax and/or  non-tax regulatory requirements), permit the Non-Employee Director  pay the minimum amount  of the federal, national, state and local withholding taxes arising  in connection with any Stock Option by electing  to have the Company  withhold  Shares of Class A Common  Stock having a Market Value equal to the amount to be withheld.

5.  Nontransferability. The Stock Options granted hereby are not transferable except by will or the laws of descent and distribution.  Notwithstanding the preceding sentence,  the Stock Options  granted hereby may be transferred by the Non-Employee Director  for no consideration, upon ten business days prior written notice to the Company, solely to the Non-Employee Director's spouse, siblings, parents, children and/or grandchildren, or to trusts for the benefit of such persons, or to partnerships, corporations, limited liability  companies or other entities owned solely by such persons, including trusts for such persons, subject to all restrictions included  in this Stock Option Agreement  and subject to the Non-Employee Director and permitted  transferee executing  an agreement  of transfer satisfactory to the Board in its sole discretion.

6.  Tenure. A Non-Employee Director's right, if any, to continue to serve as a director of the Company or any of its subsidiaries or affiliates shall not be enlarged or otherwise affected by his or her designation as a participant under this Plan.

7.  Notices. Any notice required or permitted  under this Stock Option  Agreement shall be deemed to have been duly given if delivered,  or mailed, certified  or registered  mail, return  receipt requested  (a) to the Non-Employee Director  at such address as the Company  shall maintain  for the Non- Employee  Director and (b) to the Company's General Counsel  or Secretary  at the Company's principal executive office.

8.  Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Stock Option Agreement shall in no manner be construed to be a waiver of such provision or of any other provision hereof.

9.  Governing Law. The Stock Option Agreement shall be governed by and construed according to the laws of the State of New York, applicable to agreements made and performed in that state.

10.  Partial Invalidity. The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

11.  Hedging Policy and Pledging Policy.  Directors are subject to the Company’s Hedging Policy that, among other things, prohibits directors from hedging outstanding equity grants.  This means you may not hedge the equity award represented by this Agreement or any outstanding equity awards represented by previous agreements.  Reference is also made to the Company’s Pledging Policy.

The Estée Lauder Companies Inc.

By:
Michael O’Hare Executive Vice President, Global Human Resources

NOTICE OF GRANT

UNDER

THE ESTÉE LAUDER COMPANIES INC.

AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR

SHARE INCENTIVE PLAN (the “Plan”)

This is to confirm that you were awarded options to purchase shares of Class A Common Stock of The Estée Lauder Companies Inc. (the “Shares”) in accordance with the Plan.  These options are granted under and governed by the terms and conditions of the Plan and the Stock Option Agreement (the “Agreement”) attached hereto and made part hereof.  A Plan Prospectus is also attached.  Please read these documents and keep them for future reference.  The specific terms of your award are as follows:

Non-Employee Director:

Grant Date:  XXXX

Type of Award:  Non-Qualified Stock Options

Exercise Price per Share:  XX

Aggregate number of Shares subject to your options:  XX

Exercise Period: Your options shall become exercisable on the following dates (or in the event of a “Change in Control” of the Company or upon death, disability, if these occurrences are earlier), but are subject to termination or forfeiture as per the Agreement:

Number of Shares	Date Exercisable	Expiration Date
XX	XX	XX

Questions regarding the stock option program can be directed to XX or XX.  If you wish to accept this grant, please sign this Notice and return within the next two weeks to:

The Estée Lauder Companies Inc.

Compensation Department

767 Fifth Avenue

New York, New York 10153

The undersigned hereby accepts, and agrees to, all terms and provisions of the Agreement, including those contained in this Notice of Grant.

By	Date

Enclosures:

Stock Option Agreement

Plan Prospectus

Sign and Return this Notice of Grant Immediately!